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                                                                   EXHIBIT 10.25

            [LETTERHEAD OF THE PRODUCERS ENTERTAINMENT GROUP LTD.]




October 4, 1996

Mr. Arthur Bernstein
8228 Fountain Avenue #3
Los Angeles, CA  90046

                    Re:  Amendment to Employment Agreement
                         ---------------------------------

Dear Mr. Bernstein:

     The parties hereby amend that certain employment agreement dated June 22, 1992, as amended on August 15, 1994, March 7, 1995, and January 25, 1996, to provide the following:

     (1) The Term of this Agreement shall be and is extended through June 30, 1998.

     (2) The salary for the period, September 30, 1996 through June 30, 1997, shall be paid at an annual rate of $160,000 in accordance with the Company's standard payroll practice.

     (3) The salary for the period July 1, 1997-June 30, 1998, shall be paid at the annual rate of $175,000, in accordance with the Company's standard payroll practice.

     (4) During the extended Term of the Agreement, the Company shall pay Employee an automobile reimbursement of $1,000 per month.

     (5) For each of the Company's fiscal years ending June 30, 1997, and June 30, 1998, the Company shall pay Employee a performance bonus of $25,000, if the Company earns an amount at least equal to $1,000,000 of pre-tax profit.

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Mr. Arthur Bernstein
October 4, 1996
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     All other Terms and conditions shall remain in full force and effect unless and until modified in writing and signed by the parties.

     If the aforementioned is agreed and accepted, please acknowledge same by executing as indicated below.


Sincerely,
THE PRODUCERS ENTERTAINMENT
GROUP LTD.



By:     /s/ Irwin Meyer
        ------------------------------
        Irwin Meyer
        President/CEO

ACCEPTED AND AGREED:



/s/ Arthur Bernstein
------------------------------
Arthur Bernstein